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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                -----------------

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


 FIRSTFED AMERICA BANCORP, INC.             PEOPLE'S BANCSHARES CAPITAL TRUST
 ------------------------------             ---------------------------------
(Exact Name of Registrant                    (Exact Name of Registrant
 as Specified in Charter)                     as Specified in Charter)

            Delaware                                   Delaware
          -------------                              ------------
     (State of Incorporation                  (State of Incorporation
        or Organization)                          or Organization)

           04-3331237                                 04-6839566
           ----------                                ------------
(IRS Employer Identification Number)       (IRS Employer Identification Number)

        ONE FIRSTFED PARK                           ONE FIRSTFED PARK
   Swansea, Massachusetts 02777               Swansea, Massachusetts 02777
   --------------------------------         ---------------------------------
(Address of Principal Executive Offices)(Address of Principal Executive Offices)

       If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. [ ]

       If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

                   9.76% Cumulative Trust Preferred Securities
                    (and the Guarantee with respect thereto)
                    ----------------------------------------
                                (Title of class)

Securities to be registered pursuant to Section 12(g) of the Act:

   Title of each class                 Name of each exchange on which
   to be so registered                 each class is to be registered
   -------------------                 ------------------------------
          None                                 Not Applicable




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Item 1.   Description of Registrant's Securities to be Registered
-------   -------------------------------------------------------

        This Form 8-A/A amends the Form 8-A previously filed with the Securities and Exchange Commission by People's Bancshares, Inc. ("People's") and People's Capital Trust (the "Trust") on June 13, 1997, SEC File No. 0-07449. The Form 8-A filed on June 13, 1997 registered the 9.76% Cumulative Trust Preferred Securities (the "Preferred Securities") issued by People's Bancshares Capital Trust, a Delaware statutory business trust (the "Trust") and the guarantee (the "Guarantee") with respect to the Preferred Securities.

        Effective February 28, 2002, People's was acquired by FIRSTFED AMERICA BANCORP, INC. ("FIRSTFED") pursuant to the Agreement and Plan of Merger, dated as of October 1, 2001, by and between People's and FIRSTFED (the "Merger"). In connection with the Merger, FIRSTFED, People's and State Street Bank and Trust Company ("State Street") entered into the First Supplemental Indenture, dated as of February 28, 2002, by and amoung State Street, FIRSTFED and People's, pursuant to which FIRSTFED assumed People's obligations under the Indenture by and between People's and State Street dated June 25, 1997 relating to the Preferred Securities. A copy of the First Supplemental Indenture is attached hereto as Exhibit 4.7.

        Reference is made to the information about the Preferred Securities contained under the captions "Description of Preferred Securities," "Description of the Subordinated Debentures" and "Description of the Guarantee" in the Prospectus on Form 424BI filed by People's and the Trust with the Securities and Exchange Commission on June 20, 1997 under the Securities Act of 1933, as amended (the "Act"). This information contained in the Prospectus on Form 424BI is incorporated herein by reference.

        All future filings for the Trust will be made under FIRSTFED's EDGAR codes, CIK number 0001023640.


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Item 2.       Exhibits
              --------

              4.1 Form of Indenture between People's Bancshares, Inc. and State Street Bank and Trust Company, as Trustee (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-2 filed with the Securities and Exchange Commission on June 6, 1997) (Registration Nos. 333-28673 and 333-28673-01).

              4.2 Form of Subordinated Debenture (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-2 filed with the Securities and Exchange Commission on June 6, 1997) (Registration Nos.333-28673 and 333-28673-01).

              4.3 Certificate of Trust of People's Bancshares Capital Trust (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-2 filed with the Securities and Exchange Commission on June 6, 1997) (Registration Nos. 333-28673 and 333-28673-01).

              4.4 Form of Amended and Restated Trust Agreement of People's Bancshares Capital Trust (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-2 filed with the Securities and Exchange Commission on June 6, 1997) (Registration Nos. 333-28673 and 333-28673-01).

              4.5 Form of Preferred Security Certificate for People's Bancshares Capital Trust (incorporated by reference to
                         Exhibit 4.5 to the Registration Statement on Form S-2 filed with the Securities and Exchange Commission on June 6, 1997) (Registration Nos. 333-28673 and 333-28673-01).

              4.6 Form of Preferred Securities Guarantee Agreement for People's Bancshares Capital Trust (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-2 filed with the Securities and Exchange Commission on June 6, 1997) (Registration Nos. 333-28673 and 333-28673-01).

              4.7 First Supplemental Indenture dated as of February 28, 2002, by and among State Street Bank and Trust Company, a trust company duly organized and existing under the laws of the Commonwealth of Massachusetts, FIRSTFED AMERICA BANCORP, INC., a Delaware corporation, and People's Bancshares, Inc., a Massachusetts corporation.




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                                   SIGNATURES

              Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized.

Dated:  March 1, 2002

FIRSTFED AMERICA BANCORP, INC.                  PEOPLE'S BANCSHARES CAPITAL
                                                TRUST

By: /s/ Robert F. Stoico                        By: /s/ Edward A. Hjerpe, III
    --------------------------------                ----------------------------
    Robert F. Stoico                                Edward A. Hjerpe, III
    Chairman, President and                         Administrative Trustee
    Chief Executive Officer






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